Exhibit 3.7

ARTICLES OF INCORPORATION
Form 200 Revised July 1, 2002	FILED
Filing fee: $50.00	DORETTA DAVIDSON
Deliver to: Colorado Secretary of State	COLORADO SECRETARY OF STATE
Business Division,	20021292597 C
1560 Broadway, Suite 200	$ 100.00
Denver, CO 80202-5169	SECRETARY OF STATE
This document must be typed or machine printed	10-21-2002 15:40:05
Copies of filed documents may be obtained at www.sos.state.co.us	ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to § 7-102-102, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Incorporation to be delivered to the Colorado Secretary of State for filing, and states as follows:

1.  The entity name of the corporation is: IC Holdings Colorado, Inc.

The entity name of a corporation must contain the term “corporation”, “incorporated”,
“company”, or “limited”, or an abbreviation of any of these terms §7-90-601(3)(a), C.R.S.

2. The corporation is authorized to issue:	(number) 100 shares of (class) COMMON
(number) shares of (class)

If more classes are authorized, include attachment indicating class(es) and number of shares in each class.

3.  The street address of the corporation’s initial registered office and the name of its initial registered agent at that office are:  Street Address (must be a street or other physical address in Colorado)
1675 Broadway, Denver, Colorado 80202

If mail is undeliverable to this address, ALSO include a post office box address:
; Registered Agent Name: The Corporation Company

4.  The address of the corporation’s initial principal office is:
1641 Popps Ferry Road, Biloxi, Mississippi 39532

5.  The name and address of the incorporator is:

Name Gary M. Raiff

Address c/o Brownstein Hyatt & Farber, P.C., 410 Seventeenth St., 22nd Floor, Denver, CO 80202

6. If applicable, these articles are to have a delayed effective date of
(not to exceed 90 days)

7.  The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Gary M. Reiff c/o Brownstein Hyatt & Farber, P.C., 410 Seventeenth St., 22nd Floor, Denver CO 80202

OPTIONAL.  The electronic mail and/or Internet address for this entity is/are:  e-mail

Web site

The Colorado Secretary of State may contact the following authorized person regarding this document:

name	address
voice	fax	e-mail